SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Hawaiian Electric Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWAIIAN ELECTRIC INDUSTRIES, INC. • PO BOX 730 • HONOLULU, HI 96808-0730

(HEI LOGO)

Robert F. Clarke

Chairman, President and

Chief Executive Officer

March 13, 2002

Dear Fellow Stockholder:

      On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Shareholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company’s premises in Room 805 on the eighth floor of the Pacific Tower in Honolulu, Hawaii on April 23, 2002, at 9:30 a.m. A map showing the location of the meeting site appears on the last page of the Proxy Statement.

      The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business to be discussed during the meeting. In addition, we will review significant events of 2001 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

      As a shareholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

      I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

Sincerely,

     Recycled

Hawaiian Electric Industries 900 Richards Street Honolulu, Hawaii 96813	(HEI LOGO)

NOTICE OF ANNUAL MEETING

Date and time	Tuesday, April 23, 2002 at 9:30 a.m.

Place	Pacific Tower, 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii

Items of Business	1. Elect four Class III directors. 2. Elect KPMG LLP as the Company’s independent auditor. 3. Transact any other business properly brought before the meeting.

Record Date	February 13, 2002

Annual Report	The 2001 Annual Report to Stockholders (Appendix A) and Summary Report to Stockholders, which are not a part of the proxy solicitation materials, have been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting	Shareholders of record may appoint proxies and vote their shares in one of three ways:

• Via Internet pursuant to the instructions on the proxy card; • Calling the toll-free number on the proxy card; or • Signing, dating, and mailing the proxy card in the prepaid envelope provided.

Shareholders whose shares are held by a bank, broker, or other financial intermediary (street name) should follow the voting instruction card included by the intermediary.

Any proxy may be revoked in the manner described in the accompanying Proxy Statement.

Attendance at Meeting	If your shares are registered in street name, please bring a letter from your bank or broker or provide other evidence of your beneficial ownership if you plan to attend the Annual Meeting.

By Order of the Board of Directors

March 13, 2002	Peter C. Lewis Vice President-Administration and Secretary

About the Meeting
Voting Procedures
Proposals You May Vote On
Nominees for Class III Directors whose terms expire at the 2005 Annual Meeting
Continuing Class I directors whose terms expire at the 2003 Annual Meeting
Continuing Class II directors whose terms expire at the 2004 Annual Meeting
Board of Directors
Committees of the Board
Audit Committee Report
Indebtedness of Management
Transactions with Directors
Other Information

Proxy Statement

       Hawaiian Electric Industries, Inc. is soliciting proxies for the Annual Meeting of Shareholders scheduled for April 23, 2002. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

      The approximate mailing date for this Proxy Statement, form of proxy, and annual and summary reports to shareholders for the fiscal year ended December 31, 2001, is March 13, 2002. The annual report and summary report are not considered proxy soliciting materials.

About the Meeting

Who can attend the meeting?

      Attendance will be limited to:

•	shareholders of record;

•	beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership;

•	authorized representative of an absent shareholder; and

•	invited guests of management.

      If you own shares of HEI Common Stock in the name of a bank, brokerage firm or other holder of record, you must show proof of ownership. This may be in the form of a letter from the holder of record or a recent statement from the bank or broker showing ownership of HEI Common Stock.

      Any person claiming to be an authorized representative of a shareholder must produce written evidence of the authorization.

What are shareholders being asked to vote on?

•	Election of four Class III directors for a three-year term expiring at the 2005 Annual Meeting of Shareholders.

•	Election of KPMG LLP as the Company’s independent auditor.

Voting Procedures

Who is eligible to vote?

      Only shareholders of record at the close of business on February 13, 2002 (the record date) are entitled to vote.

How many shares are outstanding and entitled to vote?

      On February 13, 2002, 35,839,537 shares of Common Stock were outstanding. Each shareholder is entitled to one vote for each share held. Under the By-Laws of the Company, shareholders do not have cumulative voting rights in the election of directors.

What constitutes a quorum?

      A quorum is needed to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the meeting constitutes a quorum. Abstentions and broker nonvotes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker nonvote occurs when a broker does not have discretionary voting power to vote on a specific matter (such as nonroutine proposals) and has not received voting instructions from the beneficial owner.

How do shareholders vote?

      Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote by mail, telephone, or on-line via the Internet. The telephone and Internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded. You do not need to return your proxy if you vote by telephone or via the Internet.

•	BY MAIL: Please mark your vote, sign, date, and promptly return your proxy in the enclosed postage-paid envelope. If you return your signed proxy but do not mark the boxes showing how you wish to vote, your votes will be cast “FOR” the election of all nominees for director and “FOR” the election of the Company’s independent auditor.

•	BY TELEPHONE: Please call the toll-free telephone number on your proxy (1-800-542-1160). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day through Monday, April 22, 2002, 11:59 p.m. (EDT).

•	BY INTERNET: You may vote on-line by using the following Internet address: http://www.votefast.com. Specific instructions will be available allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through Monday, April 22, 2002, 11:59 p.m. (EDT).

•	IN PERSON: You may vote your shares by attending the Annual Meeting and voting in person. If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

How do shareholders vote if their shares are held in street name?

      If your shares are held in “street name” (that is, through a broker, trustee or other holder of record), you will receive a proxy card from your broker seeking instruction as to how your shares should be voted. If no instructions are given, your broker or nominee may vote your shares at its discretion on your behalf on routine matters (such as the election of directors and the independent auditor) under New York Stock Exchange rules.

      You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the Company’s 401(k)?

      Your share ownership is shown on the enclosed proxy, including shares held in DRIP and the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) (including shares held in HEIRS,

formerly the Tax Reduction Act Stock Ownership Plan (TRASOP)). The respective plan trustees will vote the shares of stock held in the Plans according to your directions. For both DRIP and HEIRS (excluding TRASOP), the respective trustees will vote all the shares of Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instruction. The trustee cannot vote the shares in TRASOP for which it receives no voting instructions.

Can shareholders change their vote?

      If you execute and return a proxy, you may revoke it at any time before the Annual Meeting in one of three ways:

•	submit a properly signed proxy with a later date or vote again at a later time by telephone or Internet;

•	notify the Secretary of the Company in writing; or

•	vote in person at the Annual Meeting (if your shares are registered directly on the Company’s books and not held in “street name”).

How many votes are required?

      If a quorum is present at the Annual Meeting, then:

•	directors shall be elected by a plurality of the votes cast in the election and

•	the Company’s independent auditor shall be elected if more votes are cast in favor of election than against election.

      Abstentions and broker nonvotes will count in establishing a quorum, but will not otherwise affect the outcome of the election of directors or the Company’s independent auditor.

Who will count the votes and are the votes confidential?

      Georgeson Shareholder Communications Inc. will act as tabulator for broker and bank proxies and Corporate Election Services will act as tabulator for the proxies of the other shareholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

•	as required by law;

•	to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

•	when you write a comment on the proxy form.

Proposals You May Vote On

1.     Election of Class III Directors

      The Board of Directors consists of 12 directors divided into three classes with staggered terms so that one class of the directors must be elected at each Annual Meeting.

      This year, the four Class III nominees being proposed for election at this Annual Meeting are:

•	Don E. Carroll

•	Constance H. Lau

•	Bill D. Mills

•	Oswald K. Stender

Ms. Lau, who joined the Board in June 2001, is being proposed for election by the shareholders to the Board of Directors for the first time.

      Each of the nominees is currently a member of the Board of Directors and has consented to serve for the new three-year term expiring at the 2005 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

      Detailed information on each nominee and Class I and II director is provided on pages 5 to 7.

      YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE CLASS III DIRECTORS.

2.     Election of Auditor

      The firm of KPMG LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors, upon the recommendation of its Audit Committee, recommends the election of KPMG LLP as the auditor of the Company for fiscal year 2002 and thereafter until its successor is elected. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

      YOUR BOARD RECOMMENDS THAT YOU VOTE FOR KPMG LLP AS AUDITOR OF THE COMPANY.

Nominees for Class III Directors whose terms expire at the 2005 Annual Meeting

Don E. Carroll Age 60 Director Since 1996	Constance H. Lau Age 49 Director Since 2001	Bill D. Mills Age 50 Director Since 1988	Oswald K. Stender Age 70 Director Since 1993
Chairman of Oceanic Cablevision since February 2001. Vice president of Time Warner Cable. From 1977 to January 2001, president, chief executive officer, and director of Oceanic Cablevision.
Director of Pacific Guardian Life, American Red Cross-Hawaii Chapter, Boy Scouts of America-Aloha Council, The 200 Club Advisory Board, The Nature Conservancy of Hawaii, Koa Anuenue, and Na Koa. Secretary-treasurer and director of the Hawaii Cable Television Association. President and director of Hawaii Nature Center. Chairman, Oceanic Cable Foundation. Trustee, Kapiolani Health Foundation. Member, Finance Committee, Aloha United Way.	President, chief executive officer and director of American Savings Bank, F.S.B. since June 2001. Chief operating officer and senior vice president of American Savings Bank, F.S.B. from December 1999 to June 2001. From April 1989 to October 1999, Treasurer of the Company.
Director of Hawaiian Electric Industries Charitable Foundation and Hawaii Community Reinvestment Corporation. Director and secretary- treasurer of the Hawaii Bankers Association. Director and secretary-treasurer, Consuelo Zobel Alger Foundation. Trustee and vice chair, Kamehameha Schools. Trustee, Punahou School and Maunalani Foundation.	Chairman of the board and chief executive officer of Bill Mills Development and Investment Company, Inc.
Director, Grace Pacific Corporation. Trustee, Hawaii Pacific University, St. Andrew’s Priory, and The Nature Conservancy of Hawaii. Member, Board of Governors, Iolani School and Hawaii Community Foundation.	Real estate consultant since June 1999. Trustee, Office of Hawaiian Affairs since November 2000. Trustee, Kamehameha Schools/Bishop Estate from January 1990 to May 1999.
Director of Hawaiian Electric Industries Charitable Foundation, Grace Pacific Corporation, Hawaii Community Reinvestment Corp., Helping Hands Hawaii, Friends of Iolani Palace, and Pacific Gateway Center. Trustee, Cash Assets Trust, Hawaiian Tax-Free Trust, Pacific Capital Funds, and Kahi Mohala (Sutter Health Pacific). Member, Board of Governors, East- West Center Foundation.

Continuing Class I directors whose terms expire at the 2003 Annual Meeting

Robert F. Clarke
Age 59
Director Since 1989

Chairman, president and chief executive officer of the Company.
Chairman of the board of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., HEI Power Corp., and ProVision Technologies, Inc. President and director of Hawaiian Electric Industries Charitable Foundation and Hycap Management, Inc. Chairman, Advisory Board for the College of Business Administration at the University of Hawaii–Manoa. Member, Oceanic Cablevision Advisory Board, Hawaii Business Roundtable, and Air Force Civilian Advisory Council. Trustee, The Nature Conservancy of Hawaii, Straub Foundation, and Hawaii Pacific University.	A. Maurice Myers
Age 61
Director Since 1991
Chairman, president and chief executive officer of Waste Management, Inc. (environmental services), Houston, Texas, since November 1999. Chairman, president and chief executive officer of Yellow Corporation from April 1996 to November 1999.
Director of Pleasant Holidays, Tesoro Petroleum, The Greater Houston Partnership, and Keep America Beautiful.	James K. Scott, Ed.D.
Age 50
Director Since 1995
President of Punahou School.
Director of Hawaiian Electric Company, Inc., Pacific and Asian Affairs Council, and Hawaii Public Television. President, Hawaii Association of Independent Schools. Member, Hawaiian Educational Council and Young Presidents Organization.

Continuing Class II directors whose terms expire at the 2004 Annual Meeting

Victor Hao Li, S.J.D.
Age 60
Director Since 1988
Co-chairman, Asia Pacific Consulting Group. General manager, Smile Train, China. President, Li Xing Foundation. Chairman, Shanghai Li Xing School.
Director of Hawaiian Electric Industries Charitable Foundation and HEI Power Corp. Trustee, Japan-America Institute of Management Science.	T. Michael May
Age 55
Director Since 1995
President, chief executive officer and director of Hawaiian Electric Company, Inc. and chairman of the boards of Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.
Director of Hawaiian Electric Industries Charitable Foundation, Edison Electric Institute, and the Electric Power Research Institute. Chairperson, 2002 Aloha United Way Campaign. Member, Boy Scouts of America-Aloha Council Executive Board and Japanese Chamber of Commerce. Trustee, Academy of the Pacific and Blood Bank of Hawaii.	Diane J. Plotts
Age 66
Director Since 1987
Business advisor since 2000. General partner of Mideast and China Trading Company, formerly known as Hemmeter Investment Company from 1993 to 2000.
Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., Hawaii Health Systems Corporation, Plaza Club, and Honolulu Country Club. Trustee, Kamehameha Schools.	Kelvin H. Taketa
Age 47
Director Since 1993
President and chief executive officer of the Hawaii Community Foundation since July 1998. Vice president and executive director of the Asia Pacific Region, The Nature Conservancy from 1989 to 1998.
Director of HEI Power Corp., HISCO, Ltd., Hookupu Fund, Civic Ventures, and Hawaii Visitors and Convention Bureau. Trustee, Hawaii Pacific University.	Jeffrey N. Watanabe
Age 59
Director Since 1987
Partner in the law firm of Watanabe, Ing & Kawashima.
  Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., HEI Power Corp., Hawaiian Electric Industries Charitable Foundation, American Classic Voyages, First Insurance Company of Hawaii, and Grace Pacific Corporation.
Member, Advisory Board, Oceanic Cablevision. Trustee, Children and Youth Foundation of the Philippines and Hawaii Community Foundation. Chair, Sesame Workshop, The Consuelo Zobel Alger Foundation, and The Nature Conservancy of Hawaii.

Board of Directors

What is the Company’s philosophy on corporate governance?

      The management of the Company periodically reviews trends in corporate governance with the Board. The Board of Directors has adopted an annual process of evaluating the operations of the Board as a whole and each director currently rates the following:

•	mechanics of Board meetings (length of meetings, number of meetings, adequacy of pre-meeting information, quality of presentations, communications between meetings);

•	meeting content/conduct (topics covered, amount of detail, climate for open debate, time for discussion);

•	Board organization/operation (size, mandatory retirement at age 70, committee structure, exposure and access to management, and skills, diversity and experience of directors);

•	Board practices (executive compensation, executive succession planning, selection of committee members, criteria for the selection and retention of directors); and

•	overall performance of directors (understanding the business and strategies, doing their homework, asking good questions, sharing insights, attending meetings and keeping current on issues affecting the business).

      The Board also adopted an annual process for evaluating those nonemployee directors who are being considered for renomination at the next Annual Meeting. The directors evaluate themselves on various factors, including meeting preparation, attendance, participation at meetings, and knowledge of issues and trends affecting the Company. The evaluation forms for the Board as a whole and individual directors are then submitted to the Nominating and Corporate Governance Committee before directors are nominated for reelection to the Board. After reviewing the comments received, the Nominating and Corporate Governance Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance.

How often did the Board of Directors meet in 2001?

      In 2001, there were 10 regular meetings and one special meeting of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served.

How are directors compensated?

      Only nonemployee directors are compensated for their services as directors. The breakdown of their compensation is as follows:

Stock Grant

•	300 shares are granted to participating directors annually for the purpose of further aligning directors’ and shareholders’ interests in improving stockholder value.

Annual Board Retainer

•	$20,000 paid in quarterly installments. Directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve in order to receive the fourth quarter installment.

Meeting fees

•	$1,000 for attending each Board meeting

•	$1,000 for attending each Committee meeting

•	$2,000 for Committee Chair for attending each Committee meeting

How can shareholders make recommendations for director nominees?

      You can recommend any person as a nominee for director of HEI by writing to the Nominating and Corporate Governance Committee, in care of the Secretary, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by December 13, 2002 for consideration by the Committee for the 2003 Annual Meeting of Shareholders. The recommendation must include the nominee’s qualifications and other relevant biographical information and confirmation of the nominee’s consent to serve.

Do nonemployee directors receive a retirement benefit?

      At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan as described below, and pay the present value of the accrued retirement benefits to directors age 55 or younger or with 5 years of service or less as of April 22, 1997. The retirement benefits for all other directors (Mr. Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan based on the $15,000 annual retainer in effect on December 31, 1996. The right of previously retired directors to receive benefits continues according to the Plan.

      The Nonemployee Director Retirement Plan (which was approved by the stockholders on April 17, 1990) provides certain retirement benefits to nonemployee directors of the Company or any subsidiary of the Company upon retirement from service as a director. The Plan provides an annual payment to each director who serves for at least 5 consecutive years and meets other requirements of the Plan in an amount equal to the annual retainer which was in effect in the year that the nonemployee director retired. The payments are for a period equal to the number of years of active service accumulated and terminate in the event of the director’s death.

Committees of the Board

What committees has the Board established and how often did they meet?

      The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The names of the members and the number of meetings held in 2001 are shown in the table below.

Nominating and
Corporate
Name	Audit	Compensation	Executive	Governance

Don E. Carroll		X		X

Robert F. Clarke*			X

Constance H. Lau*

Victor Hao Li	X

T. Michael May*

Bill D. Mills	X**	X	X	X

A. Maurice Myers		X		X

Diane J. Plotts	X	X**	X

James K. Scott	X

Oswald K. Stender		X		X

Kelvin H. Taketa	X	X

Jeffrey N. Watanabe			X**	X**

Number of Meetings in 2001	5	2	0	1

 * Employee director
** Committee chair

What are the primary functions of each of the four committees?

      The Audit Committee reviews the Company’s auditing, accounting, financial reporting, and internal control functions. All members of the committee are nonemployee directors. See pages 26 and 27 for the Audit Committee Report.

      The Compensation Committee reviews the current salary administration policies and compensation strategy for the Company. All members of the committee are nonemployee directors. The Compensation Committee annually evaluates the performance of the Chairman. At least once a year, the Compensation Committee meets in executive session with the other nonemployee directors of the Board to discuss the Chairman’s compensation and to evaluate the Chairman’s performance. See pages 20 to 24 for the Compensation Committee Report on Executive Compensation.

      The Executive Committee possesses and exercises the authority of the Board as delegated by the Board and is responsible for considering and making recommendations to the Board regarding any questions concerning the business and affairs of the Company. The Committee is comprised of nonemployee directors and the Chairman.

      The Nominating and Corporate Governance Committee reviews and recommends to the Board the slate of nominees to be submitted to the shareholders for election at the next Annual Meeting. All members of the committee are nonemployee directors. See page 8 for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Stock Ownership Information

How much stock do the Company’s directors and executive officers own?

      The following table shows how many shares of HEI Common Stock were owned as of February 13, 2002 by each director, Named Executive Officer (as listed in the Summary Compensation Table on page 13) and by all directors and executive officers as a group.

Amount of Common Stock and Nature of Beneficial Ownership

Name of Individual	Sole Voting or	Shared Voting or	Other Beneficial
or Group	Investment Power	Investment Power(1)	Ownership(2)	Stock Options(3)	Total

Nonemployee directors
Don E. Carroll	3,088				3,088
Victor Hao Li		4,772	376		5,148
Bill D. Mills	5,861		5		5,866
A. Maurice Myers	8,726				8,726
Diane J. Plotts	3,090				3,090
James K. Scott	2,637				2,637
Oswald K. Stender	5,248				5,248
Kelvin H. Taketa	2,410				2,410
Jeffrey N. Watanabe	3,877	241	2		4,120
Employee directors and Named Executive Officers
Robert F. Clarke	19,913		1,837	51,678	73,428
Constance H. Lau	378		3,114	33,872	37,364
T. Michael May	7,753			49,654	57,407
Other Named Executive Officers
Peter C. Lewis	2,731		391	6,154	9,276
Robert F. Mougeot		6,324		12,889	19,213
All directors and executive officers as a group (17 persons)	70,700	11,337	5,725	178,158	265,920	(4)

(1)	Shares registered in name of the individual and spouse.

(2)	Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(3)	Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 13, 2002, under the 1987 Stock Option and Incentive Plan (as amended and restated effective June 19, 2001).

(4)	As of February 13, 2002, the directors and executive officers of HEI as a group beneficially owned 0.74% of HEI Common Stock and no director or officer owned more than 0.20% of such stock.

Does anyone own more than 5% of the Company’s stock?

      No person is known to the Company to be the beneficial owner of more than 5% of HEI Common Stock.

Executive Compensation

Summary Compensation Table

      The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the four other most highly compensated executive officers of the Company and its subsidiaries serving during 2001.

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Awards	Payouts

					Securities
				Other Annual	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus(1)	Compensation	Options(2)	Payouts(3)	Compensation(4)
Position	Year	($)	($)	($)	(#)	($)	($)

Robert F. Clarke	2001	630,000	382,906	–0–	50,000	233,179	39,803
Chairman, President & CEO	2000	604,000	–0–	–0–	50,000	–0–	35,120
	1999	532,000	427,349	–0–	50,000	87,487	28,503
T. Michael May	2001	415,000	163,257	–0–	20,000	54,540	18,881
President & CEO,	2000	408,000	62,971	–0–	20,000	–0–	17,117
Hawaiian Electric	1999	372,000	211,652	–0–	20,000	41,256	14,400
Company, Inc.
Constance H. Lau	2001	355,000	161,717	–0–	20,000	41,134	N/A
President & CEO,	2000	313,000	94,055	–0–	20,000	–0–	N/A
American Savings Bank,	1999	196,000	67,187	–0–	25,000	13,122	N/A
F.S.B.
Robert F. Mougeot	2001	262,000	137,962	–0–	7,000	74,790	16,553
Financial Vice President,	2000	253,000	–0–	–0–	7,000	–0–	14,711
Treasurer and Chief	1999	245,000	96,135	–0–	7,000	28,404	13,126
Financial Officer
Peter C. Lewis	2001	225,000	108,784	–0–	5,000	62,100	27,797
Vice President –	2000	217,000	–0–	–0–	5,000	–0–	24,632
Administration and	1999	209,000	77,804	–0–	5,000	23,544	21,807
Secretary

(1)	The Named Executive Officers are eligible for an incentive award under the Company’s annual Executive Incentive Compensation Plan (EICP). EICP bonus payouts are reflected as compensation for the year earned.

(2)	Options granted for the three-year period 1999-2001 contained dividend equivalents as further described below under the heading Option Grants in Last Fiscal Year.

(3)	Long-Term Incentive Plan (LTIP) payouts are determined in the first quarter of each year for the three-year cycle ending on December 31 of the previous calendar year.

(4)	Represents amounts accrued each year by the Company for certain preretirement death benefits provided to the Named Executive Officers, except Ms. Lau, as described in the Compensation Committee Report on page 24 under the heading, “Other Compensation Plans.”

Option Grants in Last Fiscal Year

      The following table presents information on the nonqualified stock options which were granted to the five Named Executive Officers on April 23, 2001. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of
	Securities	Percent of
	Underlying	Total Options
	Options	Granted to	Exercise		Grant Date
	Granted(1)	Employees in	Price		Present
Name	(#)	Fiscal Year	($/share)	Expiration Date	Value(2) ($)

Robert F. Clarke	20,000	12%	$35.92	April 23, 2011	$179,600
Robert F. Clarke	10,000	6	36.00	April 23, 2011	89,600
Robert F. Clarke	10,000	6	38.00	April 23, 2011	83,800
Robert F. Clarke	10,000	6	40.00	April 23, 2011	79,000
T. Michael May	20,000	12	35.92	April 23, 2011	179,600
Constance H. Lau	20,000	12	35.92	April 23, 2011	179,600
Robert F. Mougeot	7,000	4	35.92	April 23, 2011	62,860
Peter C. Lewis	5,000	3	35.92	April 23, 2011	44,900

(1)	For the 72,000 option shares granted with an exercise price of $35.92 per share and for each 10,000 option shares granted with exercise prices of $36.00 per share, $38.00 per share and $40.00 per share, to the Named Executive Officers, additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant. Dividend equivalents are computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company’s stock option plans.

(2)	Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 23, 2001, with a 10-year option period, an exercise price of $35.92, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $8.98 per share. The following assumptions were used in the model: Stock Price: $35.92; Exercise Price: $35.92; Term: 10 years; Volatility: 0.1893; Interest Rate: 5.42%; and Dividend Yield: 7.00%. The following were the valuation results: Binomial Option Value: $4.48; Dividend Credit Value: $4.50; and Total Value: $8.98.

The same assumptions except for exercise price were used for the following stock options. For the stock options granted on April 23, 2001, with an exercise price of $36.00, the following were the valuation results: Binomial Option Value: $4.46; Dividend Credit Value: $4.50; and Total Value: $8.96. For the stock options granted on April 23, 2001, with an exercise price of $38.00, the following were the valuation results: Binomial Option Value: $3.88; Dividend Credit Value: $4.50; and Total Value: $8.38. For the stock options granted on April 23, 2001, with an exercise price of $40.00, the following were the valuation results: Binomial Option Value: $3.40; Dividend Credit Value: $4.50; and Total Value: $7.90.

Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table shows the stock options, including dividend equivalents, exercised by the Named Executive Officers in 2001. Also shown is the number of securities underlying unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 2001. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each of the Named Executive Officers as part of the stock option grant, except for Mr. May’s 1995 stock option grant and a one-time, premium-priced grant to Mr. Clarke in May 1992.

      Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period (vesting in equal installments) which begins on the date of grant, both with respect to the number of shares underlying the option and with respect to the number of dividend equivalent shares previously credited to the Named Executive Officer and not issued during the period prior to the dividend record date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Number of Securities
					Underlying Unexercised	Value of Unexercised
					Options (Including	In the Money Options
					Dividend Equivalents)	(Including Dividend Equivalents)
		Dividend		Value	at Fiscal Year-End	at Fiscal Year-End(1)
	Shares	Equivalents	Value	Realized
	Acquired	Acquired	Realized	On Dividend	Exercisable/	Exercisable/
	On Exercise	On Exercise	On Options	Equivalents	Unexercisable	Unexercisable
Name	(#)	(#)	($)	($)	(#)	($)

Robert F. Clarke	60,000	18,735	$109,328	$679,165	123,899/131,607	$649,260/1,153,196
T. Michael May	—	—	—	—	62,068/ 53,939	753,418/ 536,873
Constance H. Lau	9,000	2,782	22,590	101,517	35,789/ 54,291	411,823/ 534,259
Robert F. Mougeot	5,000	1,509	13,850	53,720	24,259/ 19,138	296,295/ 190,116
Peter C. Lewis	5,000	1,515	5,900	54,222	9,306/ 14,133	96,178/ 139,785

(1)	Value based on closing price of $40.28 per share on the New York Stock Exchange on December 31, 2001.

Long-Term Incentive Plan (LTIP) Awards

      The table on page 17 lists the LTIP awards made to the Named Executive Officers during 2001. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (2001-2003) relating to two separate goals for all the Named Executive Officers except Mr. May and Ms. Lau, who have a third goal in addition to the two goals listed immediately below.

      The two goals are (1) return on average common equity (weighted 60%), and (2) total return to shareholders (weighted 40%). The weighting of each goal applies to all the Named Executive Officers except Mr. May and Ms. Lau. The Company’s performance for the return on average common equity goal is based on an internal goal. The Company’s performance for the total return to shareholders goal is measured against the Edison Electric Institute Index of Investor-Owned Electric Companies (Peer Group) as of December 31, 2003. This is the same Peer Group used for the Stockholder Performance Graph shown on page 25. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Peer Group. For Mr. May and Ms. Lau, the two goals set forth above are weighted (1) return on average common equity (30%), and (2) total return to shareholders (20%). Mr. May’s third goal (weighted 50%) is based on a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. and subsidiaries (consolidated HECO) for the same three-year LTIP cycle. Ms. Lau’s third goal (weighted 50%) is based on a return on average common equity for American Savings Bank, F.S.B. (ASB) for the same 2001-2003 LTIP cycle.

      The threshold for minimum awards under the 2001-2003 LTIP with respect to the return on average common equity goal for the Company is 10.75%. The threshold minimum award with respect to the total return to shareholders will be earned if the Company’s performance is at the 40th percentile of the Peer Group. Mr. May’s threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a prorated percent of allowed return on average common equity for consolidated HECO of 90%. Ms. Lau’s threshold minimum for her third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a return on average common equity for ASB of 12%. Maximum awards with respect to the return on average common equity goal will be earned if the Company’s return on average common equity is 12.5%. Maximum awards with respect to the total return to shareholders will be earned if the Company’s performance is measured at the 70th percentile of the Peer Group. For Mr. May, the maximum award on his third goal will be earned if the prorated percent of allowed return on average common equity for consolidated HECO equals 100%. For Ms. Lau, the maximum award on her third goal will be earned if the return on average common equity for ASB equals 16%. Earned awards are distributed in the form of 60% cash and 40% HEI Common Stock with the maximum award level for each Named Executive Officer ranging from 75% to 100% of the midpoint of the officer’s salary grade range at the end of the three-year performance period.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts

	Three-Year	Minimum
	Performance Cycle	Threshold(1)	Target	Maximum
Name	Ending Date	($)	($)	($)

Robert F. Clarke	12/31/03	$225,390	$454,195	$683,000
T. Michael May	12/31/03	128,000	256,000	384,000
Constance H. Lau	12/31/03	141,000	282,000	423,000
Robert F. Mougeot	12/31/03	73,000	146,000	219,000
Peter C. Lewis	12/31/03	67,250	134,500	201,750

(1)	Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke — $90,156; Mr. Mougeot — $29,200; and Mr. Lewis — $26,900. For Mr. May and Ms. Lau, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $25,600 for Mr. May and $28,200 for Ms. Lau. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

Pension Plans

      All regular employees (including the Named Executive Officers) are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The Named Executive Officers except Ms. Lau participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries (HEI Plan). Ms. Lau participated in the HEI Plan while employed by HECO and HEI and is currently a participant in the American Savings Bank Retirement Plan (ASB Plan). Mr. Clarke and Mr. May also participate in the HEI Supplemental Executive Retirement Plan (HEI SERP) and Ms. Lau also participates in the ASB Supplemental Retirement, Disability, and Death Benefit Plan (ASB SERP) (see pages 18 and 19).

      Some executives are affected by Internal Revenue Code limitations on qualified plan benefits. They are, therefore, also covered under the HEI Excess Benefit Plan (Excess Plan) and the HEI Excess Pay Supplemental Executive Retirement Plan (Excess Pay SERP), which are noncontributory, nonqualified plans.

      The following table shows estimated annual pension benefits payable at retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and all of its subsidiaries.

PENSION PLAN TABLE

	Years of Service

Remuneration	5	10	15	20	25	30

$200,000	$20,400	$40,800	$61,200	$81,600	$102,000	$122,400
250,000	25,500	51,000	76,500	102,000	127,500	153,000
300,000	30,600	61,200	91,800	122,400	153,000	183,600
350,000	35,700	71,400	107,100	142,800	178,500	214,200
400,000	40,800	81,600	122,400	163,200	204,000	244,800
450,000	45,900	91,800	137,700	183,600	229,500	275,400
500,000	51,000	102,000	153,000	204,000	255,000	306,000
550,000	56,100	112,200	168,300	224,400	280,500	336,600
600,000	61,200	122,400	183,600	244,800	306,000	367,200

      The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant’s Final Average Compensation (average base salary for any consecutive 36 months out of the last 10 years that produces the highest monthly average). As of December 31, 2001, the Named Executive Officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 14 years; Mr. May, 9 years; Ms. Lau, 15 years; Mr. Mougeot, 13 years; and Mr. Lewis, 33 years.

      Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant’s Final Average Compensation (average compensation for the highest five of the last ten years of credited service). As of December 31, 2001, Ms. Lau had two years of credited service under the ASB Plan. Her estimated annual benefit payable in the form of a single life annuity projected to age 65 is $52,000 based on her current compensation level.

      Internal Revenue Code of 1986, as amended (IRC) Section 415 limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 2001 is $140,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

      IRC Section 401(a) limits a participant’s compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 2001 under IRC Section 401(a) is $170,000. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under IRC Section 401(a), based on the same formula as the qualified plans.

      The Company also maintains two supplemental executive retirement plans (HEI SERP and ASB SERP) for certain executive officers. Mr. Clarke and Mr. May participate in the HEI SERP and Ms. Lau participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

      Under the HEI SERP, the executive is eligible to receive, at age 60, a benefit of up to 60% (depending on years of credited service) of the participant’s average compensation, which includes amounts received under the annual EICP in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant’s primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit payable under the HEI Plan (before any IRC Sections 415 and 401(a) reductions). The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant’s death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $328,235, based on his current compensation level ($92,395 from the HEI Plan and $235,840 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP). The overall total retirement benefits payable to Mr. May in the form of a straight life annuity projected to age 65 is $189,456, based on his current compensation level ($83,111 from the HEI Plan and $106,345 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP).

      The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of service) of the participant’s average compensation (including 50% of the amounts received under the annual EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant’s primary Social Security benefit and the benefit payable from the ASB and HEI Plans, but in no event is it less than the benefit payable under the ASB Plan (before any IRC Sections 415 and 401(a) reductions). The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Ms. Lau in the form of a straight life annuity projected to age 65 is $258,510, based on her current compensation level ($52,000 from the ASB Plan, $61,880 from the HEI Plan, and $144,630 from the ASB SERP).

Change-in-Control Agreements

      Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the Named Executive Officers listed in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disturbing circumstances arising from a change-in-control of the Company.

      Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a “Change-in-Control,” unless the “Expiration Date” of the Agreement has occurred. A “Change-in-Control” is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the Agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. “Expiration Date” is defined as the earliest to occur of the following:

(1)	two years after a change-in-control;

(2)	termination of the executive’s employment by the Company for “Cause” (as defined in the Agreement) or by the executive other than for “Good Reason” (as defined in the Agreement);

(3)	retirement; or

(4)	termination of the Agreement by the Company’s Board of Directors, or termination of the executive’s employment prior to a change-in-control.

If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive’s average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1997-2001), the lump sum severance would be as follows: Mr. Clarke — $3,384,881; Mr. May — $1,483,788; Ms. Lau — $1,049,923; Mr. Mougeot — $1,099,957; and Mr. Lewis — $1,021,241. In the event of a change-in-control, all outstanding stock options would be accelerated and become immediately exercisable.

Compensation Committee Report on Executive Compensation

Introduction

      The Compensation Committee of the Board, which is composed entirely of outside directors, makes decisions on executive compensation. The full Board ratifies all decisions by the Committee.

      The Committee has retained the services of an independent compensation consulting firm to assist it in executive compensation matters.

Executive Compensation Philosophy

      The Committee applies the following principles for the executive compensation program:

•	maintains a compensation program that is fair in a competitive marketplace;

•	provides compensation opportunities that relate pay with the Company’s annual and long-term performance goals which support growth in stockholder value;

•	recognizes and rewards individual initiative and achievements; and

•	allows the Company to attract, retain, and motivate qualified executives who are critical to the Company’s success.

      The Committee believes that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in improving stockholder value. It, therefore, uses stock in the compensation program for the executive officers with a goal of increasing their stock ownership over time.

Executive Compensation Program

      The Company’s executive compensation program includes:

•	base salary;

•	potential for an annual incentive award based on overall Company financial and operational performance as well as individual performance; and

•	the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests.

      The second and third elements constitute the “at-risk” portion of the compensation program and are designed to link the interests of the executive with those of the stockholders. This means that total compensation for each executive may change significantly from year to year depending on the short- and long-term performance of the Company and its subsidiaries.

Base Salary

      The Committee reviews salaries for executive officers in April of each year in consultation with the Committee’s independent compensation consultant. The consultant examines the position responsibilities of each officer at HEI and its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations.

      Salaries for executive officers of the various companies are based on competitive references drawn from compensation surveys and are weighted as follows:

•	holding company — other electric utilities (25%), other financial institutions (25%), and general industry (50%)

•	electric utilities — other electric utilities (100%)

•	financial institution — other financial institutions (100%)

      Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Actual setting of an executive officer’s base salary (except for Mr. Clarke) is based on Mr. Clarke’s recommendation and the Committee’s approval.

      Mr. Clarke’s base salary is determined through the Committee’s overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the discretion of the Committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the Committee’s overall evaluation of Mr. Clarke’s performance during 2000, Mr. Clarke did not receive a base salary increase in 2001. The other Named Executive Officers, except Mr. May, received salary increases ranging from 3.5% to 17.2%.

Annual Executive Incentive Compensation Plan

      Under the Executive Incentive Compensation Plan (EICP), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the Committee in the early part of each calendar year. The measures are stated in terms of minimum, target and maximum goals. These measures, which may differ for individual Named Executive Officers, include:

•	earnings per share;

•	company (subsidiary) net income;

•	total return to shareholders measured against the Edison Electric Institute Index of Investor-Owned Electric Companies (Peer Group) for the same period;

•	company specific operational and strategic goals;

•	measurement of individual officer’s actual administrative and general expenses against budgeted expenses established at the beginning of the year; and

•	individual officer’s performance.

      The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether the measurement is at the Company or subsidiary level) which must be achieved before an incentive award can be considered. The maximum awards under the EICP differ for each of the Named Executive Officers, currently ranging from 80% to 150% based on the midpoint of the salary grade range at the end of the year for each officer. Each year the Committee establishes the minimum, target and maximum EICP potential award levels for the Named Executive Officers based on recommendations from the Committee’s independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric companies included in the Peer Group.

      Under the 2001 EICP, Mr. Clarke received a payout of $382,906 in early 2002. This resulted from achievement of (1) the earnings per share goal (weighted 50%) between the target and maximum level, (2) the total return to stockholders’ goal (weighted 20%) above the maximum level and (3) an individual goal related to the expansion of the Keahole generation plant on the Island of Hawaii (weighted 10%) at 50% of the target level. There was no payout for one other individual goal (weighted 20%). The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the Committee. The other Named Executive Officers also received EICP awards under the 2001 EICP.

Long-Term Incentive Plan

      The Company provides a long-term incentive plan (LTIP) that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in HEI Common Stock. The LTIP goals are based on achieving financial criteria established by the Committee for a three-year period. A new performance period of three years starts each year. In April 2001, the Committee established the financial measures for the 2001-2003 cycle which included (1) return on average common equity (weighted 60%) and (2) total return to shareholders (weighted 40%). The Company’s results on the return on average common equity is measured against an internal goal and the results on the total return to shareholders goal is measured against the Peer Group. The weighting of each goal applies to all the Named Executive Officers except Mr. May and Ms. Lau who have a third LTIP goal (weighted 50%) which is discussed in the Long-Term Incentive Plan (LTIP) Awards section on page 16. The first two LTIP financial performance goals for the Named Executive Officers were selected by the Committee because they represented a meaningful method of supporting growth in shareholder value over time. The achievement of each of the goals is expressed in terms of minimum, target and maximum levels. The LTIP award levels for each of the Named Executive Officers are established by the Committee each year based on recommendations from the Committee’s independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric companies included in the Peer Group. These goals are covered in more detail in the discussion of the Long-Term Incentive Plan (LTIP) Awards beginning on page 15.

      For the three-year cycle ending December 31, 2001, all of the Named Executive Officers received an LTIP payout for the total return to shareholders’ goal, weighted 40% for the Named Executive Officers except Mr. May and Ms. Lau whose weighting for the goal was 20%. The Company’s total return to shareholders’ goal for the three-year cycle was 23.4% compared to the median for the Peer Group of 15.1%. Mr. Clarke received a payout for this goal of $233,179 in early 2002. There was no payout for the return on average common equity goal because the Company’s return for the three-year cycle was below the threshold level and there was no payout for Mr. May and Ms. Lau’s return on average common equity subsidiary company goals.

Stock Options

      The Committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents based on the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (as amended and restated effective June 19, 2001), which was previously approved by the shareholders. In 2001, only nonqualified stock options with dividend equivalents have been issued under the Plan to the Named Executive Officers. Periodically, the Committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric companies included in the Peer Group. Based on this assessment, the consultant recommends a range of stock option grants for each Named Executive Officer. This range takes into account the fact that a portion of the officer’s long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the Committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of HEI Common Stock on the New York Stock Exchange during the calendar month preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

      In 2001, the Compensation Committee granted Mr. Clarke a stock option award of 50,000 shares of HEI Common Stock plus dividend equivalents, as follows: 20,000 shares with an exercise price of $35.92 per share; 10,000 shares with an exercise price of $36.00 per share; 10,000 shares with an exercise price of $38.00 per share; and 10,000 shares with an exercise price of $40.00 per share. The award was based on the consultant’s recommendation and the independent evaluation of an appropriate award level by the Committee. To receive the dividend equivalents which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the underlying stock option before the expiration of the ten-year period from the date the option was granted.

Other Compensation Plans

      The Named Executive Officers participate in certain broad-based employee benefit plans and executive retirement and death benefits adopted by the Company. Other than the HEI Retirement Savings Plan (which qualifies under Section 401(k) of the Internal Revenue Code of 1986, as amended (IRC)), which offers the HEI Common Stock as one of the investment options, benefits under these other plans are not tied to Company performance.

      The Company provides additional retirement benefits which are discussed on pages 17 to 19 for the Named Executive Officers and certain other employees. In the event of death during active employment, the Company also provides all the Named Executive Officers (except Ms. Lau) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee’s salary on an after-tax basis at the date of death, paid by the Company to the employee’s beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee’s salary at retirement, also on an after-tax basis. For Ms. Lau, American Savings Bank provides term life insurance equal to one and one-half times her salary at the date of death in the event of death during active employment and if she dies during retirement, an amount equal to one times her salary at retirement on an after-tax basis.

      Finally, the Committee reviewed the provisions of Section 162(m) of the IRC, relating to the $1 million deduction cap for executive salaries and believes that no compensation for the five highest paid named executives will be governed by this regulation except for Mr. Clarke. Compensation alternatives to comply with IRC Section 162(m) will be considered by the Committee at the appropriate time.

SUBMITTED BY THE

COMPENSATION COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Diane J. Plotts, Chair

Don E. Carroll
Bill D. Mills
A. Maurice Myers
Oswald K. Stender
Kelvin H. Taketa

Stockholder Performance Graph

      The graph below compares the cumulative total shareholder return on HEI Common Stock against the cumulative total return of companies listed on Standard & Poor’s (S&P) 500 Stock Index and the Edison Electric Institute (EEI) Index of Investor-Owned Electric Companies (69 companies were included in the Index in 2001). The companies comprising the EEI Index serve over 90% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 1996 in HEI Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

Comparison of Five-Year Cumulative Total Return

Among Hawaiian Electric Industries, Inc.,
S&P 500 Index, and EEI Index

1996-2001

Audit Committee Report

       The Audit Committee is responsible for providing independent, objective oversight of HEI’s accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and the HEI Board of Directors. The Committee is composed of five directors whose independence is defined by its charter and the New York Stock Exchange listing standards.

      The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s consolidated financial statements and reporting process, including the systems of internal controls. The independent public accountants have the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America.

      In connection with these responsibilities, the Audit Committee held five meetings in 2001. In these meetings with management and KPMG LLP, HEI’s independent public accountants, the Committee’s review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains an effective system of internal controls that results in fairly presented consolidated financial statements. Discussions with KPMG LLP included the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards §380), which incorporates information regarding the scope and results of the audit.

Auditors’ Independence

      KPMG LLP provided the Committee with written disclosures and a letter regarding its independence from management as required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committee). Based on its review of the disclosure statements and discussions with KPMG LLP, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors’ Fees

      The following table sets forth the aggregate fees billed to HEI for the year ended December 31, 2001 by KPMG LLP:

Audit fees, excluding other audit related fees detailed below	$758,200
Financial information systems design and implementation fees	0
All other fees:
Audit related fees (principally consisted of issuances of letters to underwriters, audits of financial statements of employee benefits plans, compliance and statutory audits, review of securities registration statements and issuances of consents)	196,968
Other nonaudit services (tax consulting services including tax return preparation):
American Savings Bank	164,500
HEI Power Corp.	148,354
Other	15,000

$1,283,022

      The Audit Committee reviewed the professional fees billed by KPMG LLP and determined that the provision of nonaudit services did not negatively impact the maintenance of the auditors’ independence.

      Based on its discussions with management and KPMG LLP and review of their representations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in HEI’s 2001 Annual Report on Form 10-K.

SUBMITTED BY THE

AUDIT COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Bill D. Mills, Chair

Victor Hao Li
Diane J. Plotts
James K. Scott
Kelvin H. Taketa

Indebtedness of Management

Did the Company or any subsidiary provide loans to directors or executive officers?

      American Savings Bank, F.S.B. (ASB), a subsidiary of the Company, offers preferential rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

      Four ASB directors who are also directors of HEI (Mr. Clarke, Ms. Lau, Ms. Plotts, and Mr. Watanabe) and one Named Executive Officer of the Company (Mr. Lewis), whose aggregate indebtedness to ASB exceeded $60,000 at any time during 2001, received preferential rate loans as shown below.

	Largest
	Loan	Loan		Average
	Amount	Amount		Interest
	Outstanding	Outstanding	Type of	Rate
	During 2001	on 1/31/02	Transaction	Charged(1)

Robert F. Clarke	$1,000,000	$985,040	First Mortgage	3.7%
Constance H. Lau	896,500	896,500	First Mortgage	3.7%
Constance H. Lau	50,000	50,000	Second Mortgage	4.2%
Peter C. Lewis	158,093	121,061	First Mortgage	3.7%
Diane J. Plotts	289,679	284,700	First Mortgage	5.0%
Jeffrey N. Watanabe	629,682	618,973	First Mortgage	3.7%

(1)	The first mortgage rate is based on ASB’s policy for employees and directors using a formula of .50% above the cost of funds or .50% above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater. The second mortgage rate uses the same formula with a rate of 1.0%.

      ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

      In addition to the above loans financed by ASB, T. Michael May (also a director of the Company) is currently indebted to Hawaiian Electric Company, Inc. in the amount of $100,000 for an employee relocation loan made to him in 1993. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on June 30, 2004 or sooner if Mr. May ceases to be an employee of Hawaiian Electric Company, Inc.

Transactions with Directors

Did the Company enter into any transactions with directors?

      Director Jeffrey Watanabe is a partner in the law firm of Watanabe, Ing & Kawashima that performed legal services for the Company and certain of its subsidiaries during 2001.

Are there any legal proceedings involving a Company director?

      Currently ASB is pursuing litigation against PaineWebber to obtain rescission and damages with respect to approximately $84 million of securities that ASB purchased in 1999 and 2000. In this litigation, PaineWebber has filed a counterclaim against ASB. A sister of Dr. Victor Li, a director of the Company, worked on the disputed transactions for PaineWebber. Dr. Li never participated in any discussions or decisions regarding these transactions.

Other Information

What is the cost of this solicitation?

      The Company pays all expenses of the proxy solicitation. We hired Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and solicitation of votes for $4,000 plus reasonable out-of-pocket expenses. In addition, we will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to stockholders.

What is the deadline for submitting a proposal for next year’s Annual Meeting?

      Shareholders who want to have a proposal included in the Proxy Statement and form of proxy for the 2003 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received by November 14, 2002.

How can business matters be brought before the Annual Meeting and how will they be voted?

      Shareholders who want to properly present business before the Annual Meeting must give notice to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year’s annual meeting. To be timely in the year 2003, notice must be received by the Secretary of the Company no later than February 23, 2003 nor earlier than January 24, 2003. The notice must be in writing and state the reason and brief description of the business, the name and address of the shareholder, number of shares of Common Stock owned by the shareholder, and any material interest of the shareholder in such business, and include a representation that the shareholder will present the business before the meeting in person or by proxy.

      If other business is properly brought before the Annual Meeting, or at any adjournment, the persons named on the enclosed proxy will vote your stock in accordance with their best judgement. The Company knows of no other business to be presented at the 2002 Annual Meeting.

      Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting.

Peter C. Lewis
Vice President-Administration and Secretary

March 13, 2002

Hotel Street
Please be advised that parking in downtown Honolulu is very limited.
Bishop Square Parking
Alii Place
Parking entrance
Municipal Parking entrance
Parking exit
Pauahi Tower
Bishop Street
Alakea Street
Pacific Tower 8th Floor
Meeting Site
Tamarind Park
South King Street

V O T E B Y T E L E P H O N E
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.
V O T E B Y I N T E R N E T
Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number and then you can follow the simple prompts that will be presented to you to record your vote.
V O T E B Y M A I L
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-800-542-1160	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided.

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on April 22, 2002 to be counted in the final tabulation.

Your Control Number is:

ê     Please fold and detach card at perforation before mailing.      ê

PROXY	HAWAIIAN ELECTRIC INDUSTRIES, INC	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2002, AT 9:30 A.M., IN THE PACIFIC TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints Robert F. Clarke, Diane J. Plotts and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 23, 2002, or at any adjournment thereof.

Date:	, 2002

Signature(s)

Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian, should indicate full title. If address is incorrect, please give us the correct one.)

Y O U R   V O T E   I S   I M P O R T A N T !

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ê     Please fold and detach card at perforation before mailing.      ê

PROXY	HAWAIIAN ELECTRIC INDUSTRIES, INC	PROXY

Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees in Class III and FOR proposal 2. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

The Board of Directors recommends a vote FOR all of Class III Directors and FOR proposal 2.

1.   Election of Class III Directors (term ending at the 2005 Annual Meeting)

       Nominees: (01) Don E. Carroll (02) Constance H. Lau (03) Bill D. Mills (04) Oswald K. Stender

[ ]	FOR all nominees listed above (except as marked to the contrary below)	[ ]	WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below.

2.   Election of KPMG LLP as auditor

       [   ] FOR          [   ] AGAINST            [   ] ABSTAIN

       [   ] Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

Proxy to be signed and dated on the reverse side.